SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

PDI, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)
Registrant’s telephone number, including area code: (201) 258-8450
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 5, 2006, the Board of Directors of PDI, Inc. (the “Company”) appointed Delisle Callender as Interim Chief Financial Officer. Mr. Callender will serve until a permanent Chief Financial Officer is hired and appointed. The Company is currently conducting a search for a permanent Chief Financial Officer to replace Bernard C. Boyle, who retired on March 31, 2006. Mr. Callender, 56, has been employed by the Company since February 1998 and has served as the Company’s Corporate Controller since January 1, 2001. Mr. Callender does not have an employment agreement with the Company and in 2005 his total compensation was $267,825.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Larry Ellberger
------------------------------------
Interim Chief Executive Officer

Date: April 7, 2006